Exhibit 10.4

United Overseas Bank Limited HEAD OFFICE 80 Raffles Place UOB Plaza Singapore 048624 Tel (65) 6533 9898 fax (65) 6534 2334 uobgroup.com Co. Reg. No. 193500026Z

Ref.                149292/TBL

11 November 2020

PRIVATE & CONFIDENTIAL

JENERIC SERVICES PTE. LTD.

201112114H

80 WEST COAST ROAD

# 05-15 CLEMENTIWOODS CONDO

SINGAPORE 126816

Dear Sir/Madam,

TBL CONFIRMATION LETTER FOR THE TBL LOAN OF SGD335,000-00

We refer to your UOB Business Loan Application Form dated 09 October 2020 and are pleased to offer you the Temporary Bridging Loan on the terms set out in this Confirmation Letter, as well as the terms in the Application Form, UOB Business Loan Terms and Conditions, and the Standard Terms and Conditions Governing Banking Facilities of the Bank (collectively, the“Applicable Terms and Conditions”).

Except where the context otherwise requires, the terms and references used in this Confirmation Letter shall have the same meaning as those in the UOB Business Loan Terms and Conditions.

A)	Disbursement

The TBL will be disbursed into the Operating Account that you have opened or will open with the Bank.

B)	Approved TBL Loan Details & Facility Fee

1.	TBL: S$335,000-00 to be used solely for the purposes set out under Clause 3(a) of the UOB Business Loan Terms and Conditions.

2.	TBL Tenure: 60 Months

3.	Facility Fee*: S$3,350-00

*	Note: The Facility Fee will be deducted from the TBL before it is disbursed into your Operating Account.

C)	Interest Rate

Interest shall be charged on the TBL at the following rate and calculated with monthly rest or at such other rate and calculated with such other periodical rests as the Bank may decide from time to time at its absolute discretion:-

SINGAPORE CHINA INDIA INDONESIA MALAYSIA PHILIPPINES THAILAND AUSTRALIA BRUNEI CANADA FRANCE HONG KONG JAPAN MYANMAR SOUTH KOREA TAIWAN UNITEDKINGDOM USA VIETNAM

Ref.                 149292/TBL

Interest Rate Per Annum

Interest is fixed at 2.25% per annum (“prescribed rate”) or such other rate as may be approved by Enterprise Singapore under the Enterprise Financing Scheme (“EFS”).

D)	Repayment

The TBL shall be repaid over 60 monthly instalments (comprising principal and interest), based on the interest rate(s) set out above.

The first of such monthly instalments shall be payable one month from the date of disbursement of the TBL. Subsequent monthly instalments shall be payable on the same day of each succeeding month.

The sum of the monthly instalments payable will be revised if there is a change in the interest rate. The Bank may also, by agreement with you, change the monthly instalment amount and repayment period.

Please ensure that there are sufficient funds in the Operating Account to service your monthly instalments.

E)	Partial Prepayment/ Full Redemption

(a)	Partial Prepayment

(i)	Prepayment of any part of the Temporary Bridging Loan is permitted subject to all of the following:-

(1)	You shall have given 1 month prior written notice or 1 month interest in lieu of notice (calculated based on the amount to be prepaid).

(2)	Each partial prepayment shall be at least S$10,000-00 and any amount in excess of S$10,000-00 shall be in multiples of S$5,000-00.

(ii)	After each prepayment received, the monthly instalments (principal and interest) shall be revised accordingly. In such an event, the Bank shall notify you of the revised monthly instalments (principal and interest) payable to enable the Temporary Bridging Loan to be completely repaid within the agreed tenure.

(b)	Full Redemption

Full redemption of the Temporary Bridging Loan is permitted subject to all of the following:-

(i)	You shall have given 1 month prior written notice or 1 month interest in lieu of notice (calculated based on the amount outstanding).

(c)	Any amount prepaid, partially or wholly cannot be redrawn.

(d)	Any request to convert or vary the interest rate(s) applicable shall be treated as a request to prepay in full in which event, the terms and conditions pertaining to full redemption will apply, unless agreed otherwise by the Bank at its absolute discretion.

Ref.                149292/TBL

F)	Drawdown

The TBL shall be drawdown in one tranche upon completion of all documentation and such conditions precedent as the Bank may require by giving the Bank 7 business days prior written notice of the intended drawdown.

G)	Availability Period

The TBL shall be available for drawdown within 6 months from date of this Confirmation Letter (“Availability Period”) subject to approval by Enterprise Singapore and completion of all necessary documentation subject to the terms and conditions of this Facility Letter. Any extension shall be subject to the Bank’s and Enterprise Singapore’s approval.

H)	Security

The TBL and all monies and liabilities (whether actual, contingent or otherwise) owing and/or payable by you from time to time shall be secured by the following in form and substance satisfactory to the Bank:-

Personal Guarantee (Unlimited) to be executed by GOH KWANG YONG (NRIC No.***)

We are pleased to be of service to you.

If you need any clarification, you can call our Business Banking Hotline at 6259 8188. Thank you for banking with us.

Yours faithfully,

for United Overseas Bank Limited

/s/ Andy Koh Head of Sales
Business Banking Group Retail